Exhibit 99.5

STOCK ORDER FORM	For Internal Use Only

SEND OVERNIGHT PACKAGES TO: Stock Information Center c/o Keefe, Bruyette & Woods 18 Columbia Turnpike, Suite 100 Florham Park, NJ 07932 Call us toll-free, at 1-(877) 643-8217	BATCH # ORDER # CATEGORY #

REC’D O C

ORDER DEADLINE & DELIVERY: A Stock Order Form, properly completed and with full payment, must be received (not postmarked) prior to 1:00 p.m., Central Time, on December 13, 2018. Subscription rights will become void after the deadline. Stock Order Forms can be delivered by using the enclosed Stock Order Reply Envelope, by overnight delivery to the Stock Information Center address on this form or by hand-delivery to PyraMax Bank, FSB’s corporate office located at 7001 W. Edgerton Avenue, Greenfield, Wisconsin. Hand delivered stock order forms will only be accepted at this location. You may not deliver this form to our other PyraMax Bank, FSB offices. Do not mail Stock Order Forms to PyraMax Bank, FSB. Faxes or copies of this form are not required to be accepted.

PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE SHADED AREAS. READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS (BLUE SHEET) AS YOU COMPLETE THIS FORM.
(1) NUMBER OF SHARES	SUBSCRIPTION PRICE PER SHARE	(2) TOTAL PAYMENT DUE

(4) METHOD OF PAYMENT – DEPOSIT ACCOUNT WITHDRAWAL

The undersigned authorizes withdrawal from the PyraMax Bank, FSB deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the listed account(s) at the time this form is received. IRA and other retirement accounts held at PyraMax Bank, FSB and accounts with check-writing privileges may NOT be listed for direct withdrawal below.

	x $10.00 =	$ .00
Minimum Number of Shares: 25 ($250). Maximum Number of Shares: 10,000 ($100,000). See Stock Order Form Instructions for more information regarding maximum number of shares.
			For Internal Use Only	PyraMax Bank, FSB Deposit Account Number	Withdrawal Amount(s)
(3) METHOD OF PAYMENT – CHECK OR MONEY ORDER
$ .00
Enclosed is a personal check, bank check or money order payable to 1895 Bancorp of Wisconsin, Inc. in the amount of:		$ .00			$ .00
Cash, wire transfers and third party checks will not be accepted for this purchase. Checks and money orders will be cashed upon receipt. PyraMax Bank, FSB line of credit checks may not be remitted as payment.				Total Withdrawal Amount	$ .00
ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(5) PURCHASER INFORMATION	ACCOUNT INFORMATION – SUBSCRIPTION OFFERING

Subscription Offering. Check the one box that applies, as of the earliest eligibility date, to the purchaser(s) listed in Section 9:

a.    Depositors of PyraMax Bank, FSB with aggregate balances of at least $50 at the close of business on March 15, 2017.

b.    Depositors of PyraMax Bank, FSB with aggregate balances of at least $50 at the close of business on September 30, 2018.

c.    Depositors of PyraMax Bank, FSB at the close of business on November 1, 2018.

CommunityOffering. If (a), (b) or (c) above do not apply to the purchaser(s) listed in Section 9, check the first box that applies to this order:

d.    You are a resident of Milwaukee, Waukesha or Ozaukee county, Wisconsin.

e.    You are placing an order in the Community Offering, but (d) above does not apply.

If you checked box (a), (b) or (c) under ‘‘Subscription Offering,’’ please provide the following information as of the eligibility date under which purchaser(s) listed in Section 9 below qualify in the Subscription Offering:

	Account Title (Name(s) on Account)	PyraMax Bank, FSB Deposit Account Number

NOTE: NOT LISTING ALL ELIGIBLE ACCOUNTS, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN THE LOSS OF ALL OR PART OF ANY SHARE ALLOCATION. ATTACH A SEPARATE PAGE IF ADDITIONAL SPACE IS NEEDED.

(6) MANAGEMENT Check if you are an 1895 Bancorp of Wisconsin, MHC, 1895 Bancorp of Wisconsin, Inc. or PyraMax Bank, FSB:
Director Officer Employee Immediate family member, as defined in the Stock Order Form Instructions

(7) MAXIMUM PURCHASER IDENTIFICATION

   Check here if you, individually or together with others (see Section 8), are subscribing in the Subscription Offering for the maximum purchase allowed and are interested in purchasing more shares if the maximum purchase limitation(s) is/are increased. If you do not check the box, you will not be contacted and resolicited in the event the maximum purchase limitations are increased.

(8) ASSOCIATES/ACTING IN CONCERT

   Check here if you, or any associate or persons acting in concert with you, have submitted other orders for shares in the Subscription Offering. If you check the box, list below all other orders submitted by you or your associates or by persons acting in concert with you. (this item 8, including definitions used herein, continued on reverse side of this form)

Name(s) listed in Section 9 on other Stock Order Forms	Number of shares	Name(s) listed in Section 9 on other Stock Order Forms	Number of shares

(9) STOCK REGISTRATION The name(s) and address that you provide below will be reflected on your stock ownership statement, and will be used for other communications related to this order. Please PRINT clearly and use full first and last name(s), not initials. If purchasing in the Subscription Offering, you may not add the name(s) of persons/entities who do not have subscription rights or who qualify only in a lower purchase priority than yours. See Stock Order Form Instructions for further guidance.

Individual	Tenants in Common	Uniform Transfers to Minors Act (for reporting SSN, use minor’s)			FOR TRUSTEE/BROKER USE ONLY:
Joint Tenants	Corporation	Partnership	Trust – Under Agreement Dated	Other	IRA (SSN of Beneficial Owner) - -

First Name, Middle Initial, Last Name				Reporting SSN/Tax ID No.
First Name, Middle Initial, Last Name				SSN/Tax ID No.
Street				Daytime Phone #
City	State	Zip	County (Important)	Evening Phone #

(10) ACKNOWLEDGMENT AND SIGNATURE(S)
I understand that, to be effective, this form, properly completed, together with full payment, must be received prior to 1:00 p.m., Central Time, on December 13, 2018, otherwise this form and all subscription rights will be void. (continued on reverse side of this form)
Â ORDER NOT VALID UNLESS SIGNED Á

ONE SIGNATURE REQUIRED, UNLESS SECTION 4 OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE

WITHDRAWAL. IF SIGNING AS A CUSTODIAN, TRUSTEE, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature (title, if applicable)	Date	Signature (title, if applicable)	Date

(over)

STOCK ORDER FORM – SIDE 2

(8) ASSOCIATES/ACTING IN CONCERT (continued from front of Stock Order Form)

Associate – The term “associate” of a person means:

(1)

any corporation or organization, other than 1895 Bancorp of Wisconsin, MHC, 1895 Bancorp of Wisconsin, Inc. or PyraMax Bank, FSB or a majority-owned subsidiary of these entities, of which the person is a senior officer or partner, or beneficial owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization;

(2)

any trust or other estate in which the person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate except the term “associate” does not include any tax-qualified employee plan; and

(3)

any person who is related by blood or marriage to such person and (1) who is a director or senior officer of 1895 Bancorp of Wisconsin, MHC, 1895 Bancorp of Wisconsin, Inc. or PyraMax Bank, FSB or a subsidiary thereof.

Acting in concert – The term “acting in concert” means:

(1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or
(2)

a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.

Persons or companies who file jointly a Schedule 13D or Schedule 13G with any regulatory agency will be deemed to be acting in concert.

The board of directors are not treated as associates of each other solely because of their membership on the board of directors. We have the right to determine, in our sole discretion, whether prospective purchasers are associates or acting in concert. Persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to this overall purchase limitation.

Please see the Prospectus section entitled “The Reorganization and Offering – Offering of Common Stock – Limitations on Purchase of Shares” for more information on purchase limitations.

(10) ACKNOWLEDGMENT AND SIGNATURE(S) (continued from front of Stock Order Form)

I agree that, after receipt by 1895 Bancorp of Wisconsin, Inc., this Stock Order Form may not be modified or canceled without 1895 Bancorp of Wisconsin, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding]. I acknowledge that my order does not conflict with the overall purchase limitation of $150,000 in all categories of the offering combined, for any person or entity, together with any associate or group of persons acting in concert, as set forth in the plan of reorganization and stock issuance plan, and the Prospectus dated November     , 2018.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Subscription rights are only exercisable by completing and submitting a Stock Order Form, with full payment for the shares subscribed for. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Board of Governors of the Federal Reserve System at (202) 452-3000.

I further certify that, before subscribing for shares of the common stock of 1895 Bancorp of Wisconsin, Inc., I received the Prospectus dated November     , 2018, and I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment, described by 1895 Bancorp of Wisconsin, Inc. in the “Risk Factors” section, beginning on page     . Risks include, but are not limited to the following:

Risks Related to Our Business

1.

We have a substantial amount of commercial real estate and commercial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

2.	Our portfolio of loans with a higher risk of loss is increasing, which may lead to additional provisions for loan losses or charge-offs, which would reduce our profits or cause losses.
3.	The level of our commercial real estate loan portfolio may subject us to additional regulatory scrutiny.
4.

Our business strategy includes managed growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

5.	Our utilization of time deposits, including brokered certificates of deposit, as a source of funds for loans and our other liquidity needs could have an adverse effect on our operating results.
6.	Our cost of operations is high relative to our revenues.
7.	Costs related to our self-insured healthcare coverage may adversely affect our results of operations and financial condition.
8.	We face additional risks due to our mortgage banking activities that could negatively impact net income and liquidity.
9.	We depend on our management team to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
10.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.
11.	We may be adversely affected by recent changes in U.S. tax laws.
12.

A worsening of economic conditions in our market area could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

13.	Our size makes it more difficult for us to compete.
14.	We face significant operational risks because the financial services business involves a high volume of transactions and because of our reliance on technology.
15.	Our information technology systems may be subject to failure, interruption or security breaches.
16.	Future changes in interest rates could reduce our profits and asset values.
17.	Strong competition within our market areas may limit our growth and profitability.
18.	Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.
19.	Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, or other laws and regulations could result in fines or sanctions.
20.

We have become subject to more stringent capital requirements, which may adversely impact our return on equity, require us to raise additional capital, or limit our ability to pay dividends or repurchase shares.

21.	The cost of additional finance and accounting systems, procedures, compliance and controls in order to satisfy our new public company reporting requirements will increase our expenses.
22.	Changes in accounting standards could affect reported earnings.
23.	Changes in management’s estimates and assumptions may have a material impact on our consolidated financial statements and our financial condition or operating results.
24.	Legal and regulatory proceedings and related matters could adversely affect us.
25.	We are subject to environmental liability risk associated with lending activities or properties we own.
26.	We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so may materially adversely affect our performance.

Risks Related to the Offering

27.	The future price of our common stock may be less than the purchase price in the offering.
28.

The capital we raise in the offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

29.

We have broad discretion in using the proceeds of the offering. Our failure to effectively deploy the net proceeds of the offering may have an adverse effect on our financial performance and the value of our common stock.

30.	There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.
31.	Our stock-based benefit plans will increase our costs, which will reduce our net income.
32.	The implementation of a stock-based benefit plan may dilute your ownership interest.
33.

Persons who purchase stock in the offering will own a minority of 1895 Bancorp of Wisconsin, Inc.’s common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

34.	Our stock value may be negatively affected by our mutual holding company structure and federal regulations restricting takeovers.
35.

The corporate governance provisions in our charter and bylaws may prevent or impede the holders of a minority of our common stock from obtaining representation on our board of directors and may also prevent or impede a change in control.

36.	Our management team has limited experience managing a public company, and regulatory compliance may divert its attention from the day-to-day management of our business.
37.	You may not receive dividends on our common stock.
38.	Under current law, if we declare dividends on our common stock, 1895 Bancorp of Wisconsin, MHC will be restricted from waiving the receipt of dividends.
39.

You may not be able to sell your shares of common stock until you have received a statement reflecting ownership of shares, which will affect your ability to take advantage of changes in the stock price immediately following the offering.

40.

We are an emerging growth company, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to emerging growth companies could make our common stock less attractive to investors.

Risks Related to the Charitable Foundation

41.	The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2019.
42.	Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.

By executing this form, the investor is not waiving any rights under federal or state securities laws, including the Securities Act of 1933 and the Securities Exchange Act of 1934.

ç See Front of Stock Order Form